UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 13, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

           On October 13, 2006, Integrated Electrical Services, Inc. (the “Company”) entered into an amendment and waiver (the “Amendment”), to the Loan and Security Agreement, dated as of May 12, 2006 (the “Loan Agreement”), with Bank of America, N.A., as collateral and administrative agent, and the lenders party thereto. The Amendment amends the Loan Agreement to change the minimum amount of the Shutdown EBIT (as defined in the Loan Agreement) for the period of October 1, 2005 through September 30, 2006 from $18,000,000 to $21,000,000. The Amendment also provides a waiver of any violation of Section 9.3.2 of the Loan Agreement resulting from the failure of the Company to achieve the minimum Shutdown EBIT on the August 31, 2006 measurement date.

                The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

ITEM 9.01  Financial Statements and Exhibits

                (d)         Exhibits.

Exhibit Number	Description

10.1
Amendment and Waiver, dated as of October 13, 2006, to the Loan and Security Agreement, dated May 12, 2006, by and among Integrated Electrical Services, and its subsidiaries Inc., Bank of America, N.A. and the lenders party thereto

1

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: October 19, 2006
2

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment and Waiver, dated as of October 13, 2006, to the Loan and Security Agreement, dated May 12, 2006, by and among Integrated Electrical Services, and its subsidiaries Inc., Bank of America, N.A. and the lenders party thereto

3